Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2016

FRESNO, CALIFORNIA…January 25, 2017… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $15,182,000, and diluted earnings per common share of $1.33 for the year ended December 31, 2016, compared to $10,964,000 and $1.00 per diluted common share for the year ended December 31, 2015.
FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	Record earnings for 2016 of $15,182,000 and diluted EPS of $1.33 are the highest in the history of the Company.

•
The Company completed its acquisition of Sierra Vista Bank on October 1, 2016. Consolidated results of operations and balance sheets reflecting the acquisition are presented as of and for the quarter ending December 31, 2016.

•	Net loans increased $158.80 million or 26.98%, while total assets increased $166.59 million or 13.05% at December 31, 2016 compared to December 31, 2015.

•	Total deposits increased 12.52% in 2016 to $1.26 billion at year end.

•	Total cost of funds remain at record low levels at 0.09% in 2016 and 0.08% in 2015.

•
Capital positions remain strong at December 31, 2016 with a 8.75% Tier 1 Leverage Ratio; a 12.48% Common Equity Tier 1 Ratio; a 12.74% Tier 1 Risk-Based Capital Ratio; and a 13.72% Total Risk-Based Capital Ratio.

•	Net loan recoveries in the fourth quarter of 2016 were $27,000, compared to $517,000 in the fourth quarter of 2015.

- more -

Central Valley Community Bancorp -- page 2

“The financial results for this quarter and for the full year indicate our strategic plan is being successfully implemented by our dedicated team of bankers. One significant part of this quarter’s success was the completion of our merger with Sierra Vista Bank, welcoming new team members and customers in the Greater Sacramento market and representing the fourth acquisition in our Company’s history,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“With the recent acquisition, our Bank is well-positioned to build upon the strength and business growth opportunities in the Greater Sacramento region.  We are additionally optimistic about the continued economic improvement throughout our entire footprint, and we remain focused on our unique brand of relationship banking which has served our Bank well for over 37 years,” concluded Ford.
Net income for the year increased 38.47% in 2016 compared to 2015, primarily driven by a decrease in provision for credit losses, as well as an increase in net interest income, partially offset by an increase in non-interest expenses, and an increase in provision for income taxes. During the year ended December 31, 2016, the Company recorded a reverse provision for credit losses of $5,850,000, compared to a $600,000 provision during the year ended December 31, 2015. Net interest income before the provision for credit losses for the year ended December 31, 2016 was $45,580,000, compared to $40,775,000 for the year ended December 31, 2015, an increase of $4,805,000 or 11.78%. Net interest income during 2016 and 2015 benefited by approximately $586,000 and $424,000, respectively, in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status. Excluding these benefits, net interest income for the year ended December 31, 2016 increased by $4,643,000 compared to the year ended December 31, 2015.
During the year ended December 31, 2016, the Company’s shareholders’ equity increased $24,710,000, or 17.74%. The increase in shareholders’ equity was primarily driven by the issuance of stock in connection with the Sierra Vista Bank acquisition, as well as the retention of earnings, net of dividends paid, partially offset by a decrease in unrealized gains on available-for-sale (AFS) securities recorded in accumulated other comprehensive income (AOCI). The decrease in AOCI was primarily due to an increase in longer term interest rates, which resulted in a decrease in the market value of the Company’s available-for-sale investment securities.
Return on average equity (ROE) for the year ended December 31, 2016 was 9.84%, compared to 8.12% for the year ended December 31, 2015. Notwithstanding an increase in shareholders’ equity, this increase in ROE

- more -

Central Valley Community Bancorp -- page 3

was achieved due to an increase in net income. The Company declared and paid $0.24 per share in cash dividends to holders of common stock during 2016 compared to $0.18 during 2015. Annualized return on average assets (ROA) was 1.15% for the year ended December 31, 2016 and 0.90% for the year ended December 31, 2015. For the year ended December 31, 2016, the Company’s total assets increased 13.05%, and total liabilities increased 12.47%, compared to December 31, 2015.
On October 1, 2016, the Company completed the acquisition of Sierra Vista Bank (SVB). With the SVB acquisition, the Company added three full service branches, located in Folsom and Fair Oaks (Sacramento County) and Cameron Park (El Dorado County). The Company’s results of operations for the year ended December 31, 2016 include the SVB operations from October 1, 2016. Assets and liabilities acquired included loans of $122,533,000, net of a preliminary fair value mark of $2,494,000; bank premises and equipment of $586,000; and deposits of $138,236,000. The Company also recorded a core deposit intangible of $508,000, a premium on deposits of $142,000, and goodwill of $10,314,000 in the acquisition. The Company issued an aggregate of approximately 1.059 million shares of its common stock and aggregate cash of $9.47 million to SVB shareholders. Based on the closing price of the Company’s common stock on September 30, 2016 of $15.86 per share, the SVB common shareholders received aggregate merger consideration worth approximately $26.26 million.
Non-performing assets increased by $129,000, or 5.35%, to $2,542,000 at December 31, 2016, compared to $2,413,000 at December 31, 2015. During the year ended December 31, 2016, the Company recorded $5,566,000 in net loan recoveries, compared to $702,000 in net recoveries for the year ended December 31, 2015. The net (recovery) charge-off ratio, which reflects annualized net (recoveries) charge-offs to average loans, was (0.86)% for the year ended December 31, 2016, compared to (0.12)% for the same period in 2015. Total non-performing assets were $2,542,000, or 0.18% of total assets as of December 31, 2016, compared to $2,413,000, or 0.19% of total assets as of December 31, 2015.
At December 31, 2016, the allowance for credit losses was $9,326,000, compared to $9,610,000 at December 31, 2015, a net decrease of $284,000 reflecting the reverse provision of $5,850,000 and the net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.23% at December 31, 2016, and 1.61% at December 31, 2015. Total loans included loans acquired in the acquisitions of

- more -

Central Valley Community Bancorp -- page 4

Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that were recorded at fair value in connection with the acquisitions and do not have a related allowance for credit losses. The value of the acquired loans totaled $168,296,000 at December 31, 2016 and $62,395,000 at December 31, 2015. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.59% and 1.79% as of December 31, 2016 and December 31, 2015, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.55% and 1.79%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at December 31, 2016.
The Company’s net interest margin (fully tax equivalent basis) was 4.09% for the year ended December 31, 2016, compared to 4.01% for the year ended December 31, 2015. The increase in net interest margin in the period-to-period comparison resulted from an increase in the effective yield on average investment securities, and an increase in the yield on the Company’s loan portfolio. Net interest income during 2016 and 2015 benefited by approximately $586,000 and $424,000, respectively, in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status.
For the year ended December 31, 2016, the effective yield on total earning assets increased 8 basis points to 4.18% compared to 4.10% for the year ended December 31, 2015, while the cost of total interest-bearing liabilities remained unchanged at 0.15% for the years ended December 31, 2016 and December 31, 2015. Over the same periods, the cost of total deposits remained unchanged at 0.09% for the years ended December 31, 2016 and December 31, 2015.
For the year ended December 31, 2016, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $560,860,000, an increase of $31,814,000, or 6.01%, compared to the year ended December 31, 2015. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.84% for the year ended December 31, 2016, compared to 2.75% for the year ended December 31, 2015.
Total average loans, which generally yield higher rates than investment securities, increased $59,811,000, from $586,762,000 for the year ended December 31, 2015 to $646,573,000 for the year ended December 31,

- more -

Central Valley Community Bancorp -- page 5

2016. The effective yield on average loans increased to 5.29% for the year ended December 31, 2016, compared to 5.27% for the year ended December 31, 2015.
Total average assets for the year ended December 31, 2016 was $1,321,007,000 compared to $1,222,526,000, for the year ended December 31, 2015, an increase of $98,481,000 or 8.06%. During the years ended December 31, 2016 and 2015, the average loan to deposit ratio was 56.51% and 55.05%, respectively. Total average deposits increased $78,433,000 or 7.36% to $1,144,231,000 for the year ended December 31, 2016, compared to $1,065,798,000 for the year ended December 31, 2015. Average interest-bearing deposits increased $49,213,000, or 7.26%, and average non-interest bearing demand deposits increased $29,220,000, or 7.53%, for the year ended December 31, 2016, compared to the year ended December 31, 2015. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.46% for the year ended December 31, 2016, compared to 36.40% for the year ended December 31, 2015. The balance sheet increases during 2016 were primarily driven by the SVB acquisition which closed on October 1, 2016.
Non-interest income for the year ended December 31, 2016 increased by $204,000 to $9,591,000, compared to $9,387,000 for the year ended December 31, 2015, primarily driven by an increase of $425,000 in net realized gains on sales and calls of investment securities, and a $50,000 increase in Federal Home Loan Bank dividends, partially offset by a $48,000 decrease in service charge income, and a decrease of $110,000 in other income. The Company also realized $190,000 and $345,000 tax-free gains related to the collection of life insurance proceeds in 2016 and 2015, respectively, which are included in other non-interest income. In addition, the Company recorded an other-than-temporary impairment loss of $136,000 during the year ended December 31, 2016.
Non-interest expense for the year ended December 31, 2016 increased $2,906,000, or 8.07%, to $38,922,000 compared to $36,016,000 for the year ended December 31, 2015, primarily due to the SVB acquisition. The net increase year over year was a result of increases in acquisition and integration expenses of $1,782,000, increases in salaries and employee benefits of $1,045,000, increases in data processing expenses of $568,000, increases in directors’ expenses of $91,000, increases in ATM/Debit card expenses of $85,000, increases in occupancy and equipment expenses of $85,000, and increases in license and maintenance contracts of $11,000, partially offset by decreases in regulatory assessments of $417,000, decreases in professional services of

- more -

Central Valley Community Bancorp -- page 6

$246,000, decrease in amortization of core deposit intangibles of $171,000, decreases in advertising expenses of $32,000, and a decrease in Internet banking expenses of $31,000.
The Company recorded an income tax provision of $6,917,000 for the year ended December 31, 2016, compared to $2,582,000 for the year ended December 31, 2015. The effective tax rate for the year ended December 31, 2016 was 31.30% compared to 19.06% for the year ended December 31, 2015. The effective tax rate in 2016 was affected by the large negative provision for credit losses which resulted in higher pretax income and also diluted the impact of the Company’s tax exempt municipal bonds and other tax planning strategies.
Quarter Ended December 31, 2016
For the quarter ended December 31, 2016, the Company reported unaudited consolidated net income of $2,606,000 and earnings per diluted common share of $0.21, compared to consolidated net income of $2,903,000 and $0.26 per diluted share for the same period in 2015. The decrease in net income during the fourth quarter of 2016 compared to the same period in 2015 is primarily due to an increase in non-interest expenses of $1.9 million, as well as an increase in the provision for income taxes of $881,000, and offset by an increase in net interest income of $2.1 million. The effective tax rate increased to 36.41% from 17.39% for the quarters ended December 31, 2016 and December 31, 2015, respectively. The Company recorded no provision for credit losses during the fourth quarters of 2016 or 2015.
Annualized return on average equity (ROE) for the fourth quarter of 2016 was 6.19%, compared to 8.42% for the same period of 2015. The decrease in ROE reflects a decrease in net income, as well as an increase in shareholders’ equity. Annualized return on average assets (ROA) was 0.72% for the fourth quarter of 2016 compared to 0.92% for the same period in 2015. This decrease is due to a decrease in net income and an increase in average assets.
In comparing the fourth quarter of 2016 to the fourth quarter of 2015, average total loans increased by $156,501,000, or 26.57%. The majority of the loan growth was due to the SVB acquisition. During the fourth quarter of 2016, the Company recorded net loan recoveries of $27,000 compared to $517,000 for the same period in 2015. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was (0.01)% for the quarter ended December 31, 2016 compared to (0.35)% for the quarter ended December 31, 2015.

- more -

Central Valley Community Bancorp -- page 7

Average total deposits for the fourth quarter of 2016 increased $161,918,000 or 14.68% to $1,264,780,000 compared to $1,102,862,000 for the same period of 2015.
The Company’s net interest margin (fully tax equivalent basis) was 4.20% for the quarter ended December 31, 2016, compared to 4.01% for the quarter ended December 31, 2015. Net interest income, before provision for credit losses, increased $2,135,000, or 20.07%, to $12,773,000 for the fourth quarter of 2016, compared to $10,638,000 for the same period in 2015. The net interest margin period-to-period comparisons showed an increase in the yield on the average investment securities, partially offset by a slight decrease in the yield on the loan portfolio, and an increase in the Company’s cost of funds. Over the same periods, the cost of total deposits increased slightly to 0.09% as compared to 0.08% for 2015.
For the quarter ended December 31, 2016, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $17,709,000, or 3.12%, compared to the quarter ended December 31, 2015, and increased by $24,422,000, or 4.36%, compared to the quarter ended September 30, 2016.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.85% for the quarter ended December 31, 2016, compared to 2.78% for the quarter ended December 31, 2015 and 2.83% for the quarter ended September 30, 2016. Total average loans, which generally yield higher rates than investment securities, increased by $156,501,000 to $745,427,000 for the quarter ended December 31, 2016, from $588,926,000 for the quarter ended December 31, 2015 and increased by $121,143,000 from $624,284,000 for the quarter ended September 30, 2016. The effective yield on average loans was 5.27% for the quarter ended December 31, 2016, compared to 5.29% and 5.18% for the quarters ended December 31, 2015 and September 30, 2016, respectively.
Net income for the immediately trailing quarter ended September 30, 2016 was $3,114,000, or $0.28 per diluted common share. Total average assets for the quarter ended December 31, 2016 were $1,454,412,000 compared to $1,262,239,000 for the quarter ended December 31, 2015 and $1,297,207,000 for the quarter ended September 30, 2016, an increase of $192,173,000 and $157,205,000, or 15.22% and 12.12%, respectively.
Total average deposits increased $161,918,000, or 14.68%, to $1,264,780,000 for the quarter ended December 31, 2016, compared to $1,102,862,000 for the quarter ended December 31, 2015. Total average

- more -

Central Valley Community Bancorp -- page 8

deposits increased $147,657,000, or 13.22%, for the quarter ended December 31, 2016, compared to $1,117,123,000 for the quarter ended September 30, 2016. The Company’s ratio of average non-interest bearing deposits to total deposits was 37.70% for the quarter ended December 31, 2016, compared to 36.86% and 36.88% for the quarters ended December 31, 2015 and September 30, 2016, respectively.
Non-interest income increased $359,000, or 19.11%, to $2,238,000 for the fourth quarter of 2016 compared to $1,879,000 for the same period in 2015. The fourth quarter 2016 non-interest income included $84,000 net realized gains on sales and calls of investment securities compared to $36,000 for the same period in 2015. For the quarter ended December 31, 2016, FHLB dividends increased $210,000, service charge income increased $46,000, and loan placement fees increased $43,000 compared to the same period in 2015. Non-interest income for the quarter ended December 31, 2016 increased by $103,000 to $2,238,000, compared to $2,135,000 for the quarter ended September 30, 2016. The increase compared to the trailing quarter is primarily due to a $206,000 increase in Federal Home Loan Bank dividends, a $52,000 increase in service charges, and a $74,000 increase in other income, partially offset by a $202,000 decrease in net realized gains on sales and calls of investment securities.
Non-interest expense for the quarter ended December 31, 2016 increased $1,910,000, or 21.22%, to $10,913,000 compared to $9,003,000 for the quarter ended December 31, 2015. The net increase quarter-over-quarter was a result of increases in acquisition and integration expenses of $1,267,000, increases in salaries and employee benefits of $212,000, and an increase in data processing expenses of $285,000, partially offset by a decrease in directors’ expenses of $68,000, a decrease of $65,000 in regulatory assessments, and a decrease of $20,000 in amortization of core deposit intangibles. Non-interest expense for the quarter ended December 31, 2016 increased by $1,258,000 compared to $9,655,000 for the trailing quarter ended September 30, 2016. The increase, as compared to the trailing quarter, is primarily due to a $904,000 increase in acquisition and integration expenses, and increases of $119,000 and $39,000 in occupancy and regulatory assessment expenses, respectively; partially offset by a $107,000 decrease in directors’ expenses.
The Company recorded an income tax provision of $1,492,000 for the quarter ended December 31, 2016, compared to $611,000 for the quarter ended December 31, 2015. The effective tax rate for the quarter ended

- more -

Central Valley Community Bancorp -- page 9

December 31, 2016 was 36.41% compared to 17.39% for the same period in 2015. The increased rate in 2016 was primarily as a result of higher pretax income for the year which diluted the effect of tax planning strategies.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 22 full service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Investment Centers of America, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

- more -

Central Valley Community Bancorp -- page 10

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except share amounts)	2016	2016	2015

ASSETS
Cash and due from banks	$28,185	$23,274	$23,339
Interest-earning deposits in other banks	10,368	21,803	70,988
Federal funds sold	15	1	290
Total cash and cash equivalents	38,568	45,078	94,617
Available-for-sale investment securities (Amortized cost of $548,640, $533,044 and $470,080 at December 31,2016, September 30, 2016 and December 31, 2015, respectively)	547,749	551,075	477,554
Held-to-maturity investment securities (Fair value of $35,142 at December 31, 2015)	—	—	31,712
Loans, less allowance for credit losses of $9,326, $9,299 and $9,610 at December 31, 2016, September 30, 2016 and December 31, 2015, respectively	747,302	620,528	588,501
Bank premises and equipment, net	9,407	8,906	9,292
Bank owned life insurance	23,189	20,377	20,702
Federal Home Loan Bank stock	5,594	4,823	4,823
Goodwill	40,231	29,917	29,917
Core deposit intangibles	1,383	922	1,024
Accrued interest receivable and other assets	29,900	26,149	18,594
Total assets	$1,443,323	$1,307,775	$1,276,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$495,815	$423,183	$428,773
Interest bearing	760,164	704,314	687,494
Total deposits	1,255,979	1,127,497	1,116,267
Short-term borrowings	400	—	—
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	17,756	18,801	15,991
Total liabilities	1,279,290	1,151,453	1,137,413
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 12,143,815, 11,081,854, and 10,996,773 at December 31, 2016, September 30, 2016 and December 31, 2015, respectively	71,645	54,846	54,424
Retained earnings	92,904	91,026	80,437
Accumulated other comprehensive (loss) income, net of tax	(516)	10,450	4,462
Total shareholders’ equity	164,033	156,322	139,323
Total liabilities and shareholders’ equity	$1,443,323	$1,307,775	$1,276,736

- more -

Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except share and per share amounts)	2016	2016	2015	2016	2015
INTEREST INCOME:
Interest and fees on loans	$9,843	8,112	$7,827	$34,051	$30,504
Interest on deposits in other banks	78	71	63	289	210
Interest and dividends on investment securities:
Taxable	1,390	1,500	1,316	5,876	4,793
Exempt from Federal income taxes	1,780	1,582	1,688	6,460	6,315
Total interest income	13,091	11,265	10,894	46,676	41,822
INTEREST EXPENSE:
Interest on deposits	285	240	230	975	948
Interest on junior subordinated deferrable interest debentures	33	30	26	121	99
Total interest expense	318	270	256	1,096	1,047
Net interest income before provision for credit losses	12,773	10,995	10,638	45,580	40,775
PROVISION FOR CREDIT LOSSES	—	(1,000)	—	(5,850)	600
Net interest income after provision for credit losses	12,773	11,995	10,638	51,430	40,175
NON-INTEREST INCOME:
Service charges	795	743	749	3,022	3,070
Appreciation in cash surrender value of bank owned life insurance	148	131	145	558	596
Interchange fees	324	312	316	1,228	1,197
Loan placement fees	291	347	248	1,083	1,042
Net gain on disposal of other real estate owned	—	—	—	—	11
Net realized gains on sales and calls of investment securities	84	286	36	1,920	1,495
Other-than-temporary impairment loss on investment securities	—	—	—	(136)	—
Federal Home Loan Bank dividends	316	110	106	630	580
Other income	280	206	279	1,286	1,396
Total non-interest income	2,238	2,135	1,879	9,591	9,387
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,576	5,608	5,364	21,881	20,836
Occupancy and equipment	1,243	1,124	1,147	4,754	4,669
Professional services	287	346	292	1,258	1,504
Data processing expense	562	390	277	1,707	1,139
Directors’ expenses	56	163	124	530	439
ATM/Debit card expenses	163	159	137	633	548
License & maintenance contracts	143	125	128	531	520
Regulatory assessments	173	134	238	642	1,059
Advertising	132	131	134	576	608
Internet banking expenses	181	170	168	678	709
Acquisition and integration expenses	1,267	363	—	1,782	—
Amortization of core deposit intangibles	47	34	67	149	320
Other expense	1,083	908	927	3,801	3,665
Total non-interest expenses	10,913	9,655	9,003	38,922	36,016
Income before provision for income taxes	4,098	4,475	3,514	22,099	13,546
PROVISION FOR INCOME TAXES	1,492	1,361	611	6,917	2,582
Net income	$2,606	$3,114	$2,903	$15,182	$10,964
Net income per common share:
Basic earnings per common share	$0.21	0.28	$0.27	$1.34	$1.00
Weighted average common shares used in basic computation	12,129,490	10,984,141	10,941,280	11,331,166	10,931,927
Diluted earnings per common share	$0.21	0.28	$0.26	$1.33	$1.00
Weighted average common shares used in diluted computation	12,254,292	11,092,674	11,030,470	11,435,449	11,015,763
Cash dividends per common share	$0.06	$0.06	$0.06	$0.24	$0.18

- more -

Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2016	2016	2016	2016	2015
(In thousands, except share and per share amounts)
Net interest income	$12,773	$10,995	$11,208	$10,603	$10,638
Provision for credit losses	—	(1,000)	(4,600)	(250)	—
Net interest income after provision for credit losses	12,773	11,995	15,808	10,853	10,638
Total non-interest income	2,238	2,135	2,514	2,704	1,879
Total non-interest expense	10,913	9,655	9,377	8,976	9,003
Provision for income taxes	1,492	1,361	2,887	1,178	611
Net income	$2,606	$3,114	$6,058	$3,403	$2,903
Basic earnings per common share	$0.21	$0.28	$0.55	$0.31	$0.27
Weighted average common shares used in basic computation	12,129,490	10,984,141	10,970,782	10,953,845	10,941,280
Diluted earnings per common share	$0.21	$0.28	$0.55	$0.31	$0.26
Weighted average common shares used in diluted computation	12,254,292	11,092,674	11,067,890	11,040,790	11,030,470

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2016	2016	2016	2016	2015
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.23%	1.48%	1.56%	1.66%	1.61%
Non-performing assets to total assets	0.18%	0.13%	0.14%	0.29%	0.19%
Total non-performing assets	$2,542	$1,637	$1,750	$3,679	$2,413
Total nonaccrual loans	$2,180	$1,274	$1,750	$3,679	$2,413
Net loan charge-offs (recoveries)	$(27)	$(427)	$(4,336)	$(776)	$(517)
Net charge-offs (recoveries) to average loans (annualized)	(0.01)%	(0.27)%	(2.80)%	(0.52)%	(0.35)%
Book value per share	$13.51	$14.11	$14.21	$13.22	$12.67
Tangible book value per share	$10.08	$11.32	$11.41	$10.42	$9.86
Tangible common equity	$122,419	$125,483	$125,802	$114,872	$108,382
Cost of total deposits	0.09%	0.09%	0.08%	0.08%	0.08%
Interest and dividends on investment securities exempt from Federal income taxes	$1,780	$1,582	$1,575	$1,523	$1,688
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.20%	4.01%	4.18%	3.97%	4.01%
Return on average assets (2)	0.72%	0.96%	1.91%	1.08%	0.92%
Return on average equity (2)	6.19%	8.01%	16.24%	9.47%	8.42%
Loan to deposit ratio	60.24%	55.86%	56.83%	55.19%	53.58%
Tier 1 leverage - Bancorp	8.75%	9.35%	9.34%	8.91%	8.65%
Tier 1 leverage - Bank	8.64%	8.40%	8.78%	8.83%	8.58%
Common equity tier 1 - Bancorp	12.48%	13.80%	13.90%	13.45%	13.44%
Common equity tier 1 - Bank	12.59%	12.93%	13.49%	13.78%	13.67%
Tier 1 risk-based capital - Bancorp	12.74%	14.24%	14.35%	13.91%	13.79%
Tier 1 risk-based capital - Bank	12.59%	12.93%	13.49%	13.78%	13.67%
Total risk-based capital - Bancorp	13.72%	15.39%	15.61%	15.17%	15.04%
Total risk based capital - Bank	13.57%	14.10%	14.75%	15.04%	14.93%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

- more -

Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Years Ended
AVERAGE AMOUNTS	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2015	2016	2015
Federal funds sold	$16	$74	$279	$116	$251
Interest-bearing deposits in other banks	53,220	54,618	71,786	53,514	64,963
Investments	531,513	505,635	494,975	507,230	463,832
Loans (1)	743,612	622,955	586,502	644,282	578,899
Federal Home Loan Bank stock	5,284	4,823	4,823	4,940	4,813
Earning assets	1,333,645	1,188,105	1,158,365	1,210,082	1,112,758
Allowance for credit losses	(9,339)	(9,982)	(9,560)	(10,098)	(8,978)
Nonaccrual loans	1,815	1,329	2,424	2,291	7,863
Other non-earning assets	128,291	117,755	111,010	118,732	110,883
Total assets	$1,454,412	$1,297,207	$1,262,239	$1,321,007	$1,222,526

Interest bearing deposits	$787,983	$705,080	$696,302	$727,080	$677,867
Other borrowings	5,164	5,155	5,155	5,157	5,156
Total interest-bearing liabilities	793,147	710,235	701,457	732,237	683,023
Non-interest bearing demand deposits	476,797	412,043	406,560	417,151	387,931
Non-interest bearing liabilities	15,917	19,334	16,333	17,294	16,510
Total liabilities	1,285,861	1,141,612	1,124,350	1,166,682	1,087,464
Total equity	168,551	155,595	137,889	154,325	135,062
Total liabilities and equity	$1,454,412	$1,297,207	$1,262,239	$1,321,007	$1,222,526

AVERAGE RATES
Federal funds sold	0.54%	0.50%	0.25%	0.51%	0.25%
Interest-earning deposits in other banks	0.59%	0.52%	0.35%	0.54%	0.32%
Investments	3.08%	3.08%	3.13%	3.09%	3.10%
Loans (3)	5.27%	5.18%	5.29%	5.29%	5.27%
Earning assets	4.30%	4.10%	4.10%	4.18%	4.10%
Interest-bearing deposits	0.14%	0.14%	0.13%	0.13%	0.14%
Other borrowings	2.56%	2.33%	1.97%	2.35%	1.89%
Total interest-bearing liabilities	0.16%	0.15%	0.14%	0.15%	0.15%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.20%	4.01%	4.01%	4.09%	4.01%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $917, $815, and $870, for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $6,460, and $3,254 for the year ended December 31, 2016, and December 31, 2015, respectively.

(3)
Loan yield includes loan fees (costs) for the three months ended December 31, 2016 September 30, 2016 and December 31, 2015 of $165, $(53) and $159, respectively. Loan yield includes loan (costs) fees for the year ended December 31, 2016 and December 31, 2015 of $134, and $255 respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322